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                                                                    Exhibit 3(i)
New England Life Insurance Company
501 Boylston Street
Boston, MA 02117
                                                July 6, 1998

New England Variable Life Separate Account
New England Life Insurance Company
501 Boylston Street
Boston, MA 02117

Gentlemen:

     In my capacity as General Counsel of New England Life Insurance Company (the "Company"), I am rendering the following opinion in connection with the filing with the Securities and Exchange Commission of Pre-effective Amendment No. 1 to the registration statement on Form S-6 (File No. 333-46401) under the Securities Act of 1933. This Pre-effective Amendment is being filed with respect to individual Flexible Premium Adjustable Variable Life Insurance Policies (the "Policies") issued by New England Variable Life Separate Account (the "Account").

     It is my professional opinion that:

     1. The Account is a separate investment account of the Company and is validly existing pursuant to the laws of the Commonwealth of Massachusetts.

     2. The Flexible Premium Adjustable Variable Life Insurance Policies, when issued in accordance with the prospectus contained in the Registration Statement and in compliance with applicable local law, are and will be legal and binding obligations of the Company in accordance with their terms; and

     3. Assets attributable to reserves and other contract liabilities and held in the Account will not be chargeable with liabilities arising out of any other business the Company may conduct.

     In forming this opinion, I have made such examination of law and examined such records and other documents as in my judgment are necessary and appropriate.

     I hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of my name under the caption "Legal Matters" in the prospectus contained in the Registration Statement.

                                        Very truly yours,
                                        H. James Wilson
                                        General Counsel